UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 11, 2026

Nakamoto Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42103	84-3829824
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

300 10th Ave South, Nashville, TN	37203
(Address of Principal Executive Offices)	(Zip Code)

(615) 676-8668

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001	NAKA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Second Amendment to Master Loan Agreement with Kraken

On November 11, 2026, Nakamoto Inc. (the “Company”), through its wholly owned subsidiary, Nakamoto Holdings Inc. (the “Borrower”), entered into a Second Amendment to Master Loan Agreement (the “Second Amendment”) with Payward Interactive, Inc., doing business as Kraken (“Kraken”). The Second Amendment amends the Master Loan Agreement, dated as of December 3, 2025, as amended on January 30, 2026, between the Borrower and Kraken (as amended, the “Master Loan Agreement”). Payward Oceanic Ltd. (“POL”) joined the Second Amendment solely for purposes of Sections II and V thereof.

The Second Amendment extends the maturity of USDT 60,000,000 of the USDT 165,000,000 outstanding principal amount due under the fixed-term loan issued in June 2026 (the “June Loan”) from December 4, 2026 to December 4, 2027. The remaining USDT 105,000,000 of the outstanding principal amount due under the June Loan continues to mature on June 30, 2027.

As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 2, 2026, the Borrower and Kraken entered into a First Amendment to the Master Loan Agreement on January 30, 2026 (the “First Amendment”). The First Amendment permits the Borrower to fund a trading wallet at Kraken (the “Trading Wallet”) for derivatives trading with POL under a derivatives trading agreement (the “Trading Agreement”). The collateral under the Master Loan Agreement, including the Trading Wallet, secures the Borrower’s obligations to Kraken and any obligations to POL arising under the Trading Agreement. Collateral posted to POL counts toward the margin ratio under the Master Loan Agreement, and an early termination under the Trading Agreement is an event of default under the Master Loan Agreement.

The Second Amendment adds the Borrower’s rights under the Trading Agreement to the collateral under the Master Loan Agreement. Subject to certain limitations, the net value of the Borrower’s positions under the Trading Agreement will count toward collateral value under the Master Loan Agreement without requiring the termination of those positions. Kraken determines that value daily, and it is treated as zero if negative. The net value counts only for testing collateral call and liquidation thresholds and sizing collateral calls, not for collateral returns. Including the net value of positions under the Trading Agreement as collateral is intended to let protective positions, such as Bitcoin put options, offset declines in collateral value before the Borrower must post additional collateral or repay a portion of the June Loan.

The Second Amendment also permits the Borrower to meet collateral calls under the Master Loan Agreement by terminating positions under the Trading Agreement, with the proceeds paid directly to a collateral account. Kraken may require POL to close out all positions under the Trading Agreement following an event of default or liquidation trigger under the Master Loan Agreement. Payments and deliveries from POL to the Borrower must go to collateral accounts, subject to Kraken’s right to redirect them after an event of default. Without Kraken’s consent, the Borrower may not transfer or encumber its rights under the Trading Agreement or agree to certain amendments to it. In addition, the early-termination event of default now applies only to terminations resulting from a default by, or certain termination events affecting, the Borrower, and excludes terminations made to meet collateral calls under the Master Loan Agreement or agreed to with Kraken’s consent.

Except as specifically amended by the Second Amendment, the Master Loan Agreement remains in full force and effect. The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference. The Master Loan Agreement and the First Amendment thereto were filed as Exhibit 10.1 to the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on December 9, 2025 and February 2, 2026, respectively, and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the information regarding the Second Amendment contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Second Amendment to Master Loan Agreement, dated as of November 11, 2026, between Nakamoto Holdings Inc. and Payward Interactive, Inc., with Payward Oceanic Ltd. joining solely for purposes of Sections II and V thereof.
99.1	Press Release dated November 12, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAKAMOTO INC.

Dated: November 12, 2026	By:	/s/ Teresa Gendron
Teresa Gendron
Chief Financial Officer

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